Exhibit 99.1

CF Corporation Announces Transfer of Listing to the New York Stock Exchange

LAS VEGAS, NV– November 20, 2017 – CF Corporation (NASDAQ: CFCO) (“CF Corp.”) announced today that CF Corp. intends to transfer the listing of its ordinary shares and warrants to the New York Stock Exchange (the “NYSE”) from the Nasdaq Capital Market (“Nasdaq”) following the completion of its previously announced merger transaction with Fidelity & Guaranty Life (NYSE: FGL) (“FGL”), a leading provider of fixed indexed annuities and life insurance in the U.S., which is expected to close in the fourth quarter of 2017, subject to receipt of regulatory approval from the Iowa Insurance Division. Upon completion of the merger transaction, FGL will become a wholly owned, indirect subsidiary of CF Corp., which will change its name to FGL Holdings. The ordinary shares and warrants of FGL Holdings are expected to commence trading on the NYSE the day after the closing of the business combination under the symbols “FG” and “FG WS,” respectively. CF Corp.’s Class A ordinary shares and warrants will continue to trade on Nasdaq until the transfer is complete.

Chinh E. Chu, Co-Founder of CF Corp., said, “We are pleased to be continuing our progress towards the previously announced combination with FGL. We look forward to building on the Company’s premier insurance platform to accelerate growth and value creation for shareholders.”

Completion of the NYSE listing is contingent on CF Corp.’s continued compliance with all applicable listing standards on the date it begins trading on the NYSE.

About CF Corporation

CF Corporation’s primary objective is to build an enduring, high quality business by using permanent capital, a core tenet of the CF Corp. structure. CF Corp. also has the largest individual founder co-investment in a U.S. special purpose acquisition company, which results in alignment of interests with CF Corp.’s investors.

 Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of CF Corp. and its respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. CF Corp.’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, CF Corp.’s expectations with respect to future performance and anticipated financial impact of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside CF Corp.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against CF Corp. or FGL following the announcement of the merger agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to satisfy the conditions to closing in the merger agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the merger agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on a national stock exchange following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that FGL or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties identified in CF Corp.’s proxy statement relating to the business combination, including those under “Risk Factors” therein, and in CF Corp.’s and FGL’s other filings with the SEC. CF Corp. cautions that the foregoing list of factors is not exclusive. CF Corp. cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. CF Corp. does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Contacts:

Douglas B. Newton, Chief Financial Officer

CF Corporation

212-355-5515

Jonathan Keehner / Andi Rose / Julie Oakes
Joele Frank, Wilkinson Brimmer Katcher

212-355-4449